                           EXHIBIT 11

               COMPUTATION OF PER SHARE EARNINGS

               COMPUTATION OF PER SHARE EARNINGS                    Exhibit 11



                                             Years Ended
                                      ---------------------------
                                      June 30,    December 31,
                                               ------------------
                                        1994     1993      1992
                                      -------- --------  --------
                                        (thousands of dollars,
                                       except per share amounts)


Net earnings available for
  common stock. . . . . . . . . . .   $ 8,378  $ 6,890   $ 1,445
                                      =======  =======   =======
Primary earnings per share:
  Average shares outstanding
    at year end . . . . . . . . . .     9,866    8,286     8,256
  Stock options issued or granted .       269      183        63
                                      -------  -------   -------
  Average shares outstanding. . . .    10,135    8,469     8,319
                                      =======  =======   =======

  Primary earnings per share. . . .   $  0.83  $  0.81   $  0.17
                                      =======  =======   =======

Fully diluted earnings per share:
  Average shares outstanding at
     year end . . . . . . . . . . .     9,866    8,286     8,256
  Stock options issued or granted .       269      264        63
                                      -------  -------   -------
  Average shares outstanding. . . .    10,135    8,550     8,319
                                      =======  =======   =======
  Fully diluted earnings per
    share . . . . . . . . . . . . .   $  0.83  $  0.81   $  0.17
                                      =======  =======   =======


- - -------------------------

Note: All periods have been adjusted for the 5% stock dividend distributed on June 30, 1994 and the three-for-two stock split distributed in the form of a 50% stock dividend on March 9, 1994.